UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 2, 2014 (July 1, 2014)

CAPSTONE TURBINE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-15957	95-4180883
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

21211 Nordhoff Street,
Chatsworth, California	91311
(Address of principal executive offices)	(Zip Code)

(818) 734-5300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.

On July 1, 2014, the Board of Directors (the “Board”) of Capstone Turbine Corporation, a Delaware corporation (the “Company”), unanimously approved an amendment (the “Amendment”) to the Rights Agreement, dated July 7, 2005, between the Company and Computershare Inc. as successor-in-interest to Mellon Investor Services LLC (the “Rights Agreement”).  A description of the material terms of the Amendment is provided below.  The description of the Amendment does not purport to be complete and is qualified in its entirety by the reference to the full text of the Amendment, a copy of which is filed herewith as Exhibit 4.

The Rights Agreement, as amended, will be submitted for approval by the Company’s stockholders at the 2014 annual meeting of stockholders.

The Amendment amends the Rights Agreement to provide that the Rights Agreement will expire on the 30th day after the 2017 annual meeting of stockholders unless continuation of the Rights Agreement is approved by the stockholders at that meeting.

Item 3.03 Material Modification to Rights of Security Holders.

The information set forth in Item 1.01 above is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit 4                                               Amendment No. 3 to Rights Agreement, dated July 1, 2014, between Capstone Turbine Corporation and Computershare Inc. as successor-in-interest to Mellon Investor Services LLC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAPSTONE TURBINE CORPORATION

Date: July 2, 2014	By:	/s/ Edward I. Reich
Edward I. Reich
Executive Vice President and Chief Financial Officer

Exhibit Index

Exhibit	Description

Exhibit 4	Amendment No. 3 to Rights Agreement, dated July 1, 2014, between Capstone Turbine Corporation and Computershare Inc. as successor-in-interest to Mellon Investor Services LLC.